FINANCIAL STATEMENTS
WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THEREON

Lily Group, Inc.

(A Mining Company in the Exploratory Stage)

December 31, 2011 and 2010

MONTGOMERY COSCIA GREILICH LLP

Certified Public Accountants
2500 Dallas Parkway, Suite 300
Plano, Texas 75093
972.748.0300 p
972.748.0700 f
Thomas A. Montgomery, CPA Matthew R. Coscia, CPA Paul E. Greilich, CPA Jeanette A. Musacchio James M. Lyngholm Christopher C. Johnson, CPA J. Brian Simpson, CPA	Rene E. Balli, CPA Erica D. Rogers, CPA Dustin W. Shaffer, CPA Gary W. Boyd, CPA Michal L. Gayler, CPA Gregory S. Norkiewicz, CPA Karen R. Soefje, CPA

REPORT OF INDEPENDEDNT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of Lily Group Inc.

We have audited the accompanying balance sheets of Lily Group, Inc. (a mining company in the exploration stage) (the “Company”) as of December 31, 2011 and 2010, and the related statements of operations, stockholder’s equity and cash flows for the years then ended and for the period from August 27, 2008 (Inception) to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lily Group, Inc. as of December 31, 2011 and 2010, the results of its operations and its cash flows for the years then ended and for the period from August 27, 2008 (Inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

REPORT OF INDEPENDEDNT REGISTERED PUBLIC ACCOUNTING FIRM,

CONTINUED

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a loss from operations and anticipates further losses in the development of its business. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Plano, Texas May 1, 2012

LILY GROUP, INC.
(A Mining Company in the Exploration Stage)
BALANCE SHEETS

	As of December 31,
	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$183,709	$4,593,018
Accounts receivable, net of allowance for doubtful accounts of $0 and $0 in 2011 and 2010	-	16,468
Prepaid expenses and other current assets	47,610	28,669
Total current assets	231,319	4,638,155
PROPERTY AND EQUIPMENT, net	20,700,848	2,508,327
OTHER NON-CURRENT ASSETS, net	96,265	95,541
Total assets	$21,028,432	$7,242,023
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Trade accounts payable	$5,179,679	$325,201
Accrued liabilities	242,925	17,869
Current portion of long-term debt	12,121,241	376,361
Total current liabilities	17,543,845	719,431
NOTES PAYABLE, net of current portion	20,669	4,623,639
ASSET RETIREMENT OBLIGATION	934,290	-
Total liabilities	18,498,804	5,343,070
STOCKHOLDER'S EQUITY
Common stock, $0.01 par, 100,000,000 shares authorized, 30,000,000 issued and outstanding as of December 31, 2011 and 2010, respectively	30,000	30,000
Additional paid in capital	3,589,290	2,143,053
Deficit accumulated in the exploration stage	(1,089,662)	(274,100)
Total stockholder's equity	2,529,628	1,898,953
Total liabilities and stockholder's equity
	$21,028,432	$7,242,023

See auditor's report and accompanying notes to financial statements.

LILY GROUP, INC.
(A Mining Company in the Exploration Stage)
STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2011	2010	August 27, 2008 (Inception) through December 31, 2011

OPERATING EXPENSES
General and administrative expenses	$927,531	$174,693	$1,208,407
Exploration and business development expenses,
net of incidental coal sales of $938,737 (Note 3)	-	-	-
Total operating expenses	927,531	174,693	1,208,407
OTHER INCOME (EXPENSES)
Miscellaneous income	144,985	16,468	161,453
Interest expense	(33,016)	(8,752)	(42,708)
	111,969	7,716	118,745
NET LOSS	$(815,562)	$(166,977)	$(1,089,662)
Basic and diluted weighed average number of common shares outstanding	30,000,000	30,000,000	30,000,000
Basic and diluted loss per common share	$(0.03)	$(0.01)	$(0.04)

4

See auditor's report and accompanying notes to financial statements.

LILY GROUP, INC.
(A Mining Company in the Exploratory Stage)
STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE PERIOD FROM AUGUST 27, 2008 (Inception) TO DECEMBER 31, 2011

					Total
	Common Stock		Additional	(Accumulated	Stockholder's
	Shares	Amount	Paid-In Capital	Deficit)	Equity
	-	$-	$-	$-	$-

Issuance of common stock	30,000,000	30,000	1,728,214	-	1,758,214

Cash contributions	-	-	118,544	-	118,544

Net loss	-	-	-	(52,440)	(52,440)

Ending Balance, December 31, 2008	30,000,000	30,000	1,846,758	(52,440)	1,824,318

Cash contributions	-	-	116,995	-	116,995

Net loss	-	-	-	(54,683)	(54,683)

Ending Balance, December 31, 2009	30,000,000	30,000	1,963,753	(107,123)	1,886,630

Cash contributions	-	-	179,300	-	179,300

Net loss	-	-	-	(166,977)	(166,977)

Ending Balance, December 31, 2010	30,000,000	30,000	2,143,053	(274,100)	1,898,953

Cash contributions	-	-	1,446,237	-	1,446,237

Net loss	-	-	-	(815,562)	(815,562)

Ending Balance, December 31, 2011	30,000,000	$30,000	$3,589,290	$(1,089,662)	$2,529,628

See auditor's report and accompanying notes to financial statements.

LILY GROUP, INC.
(A Mining Company in the Exploration Stage)
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,		August 27, 2008
			(Inception) through
	2011	2010	December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(815,562)	$(166,977)	$(1,089,662)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Accretion of asset retirement obligation	27,212	-	27,212
Changes in operating assets and liabilites
Accounts receivable	16,468	(16,468)	-
Prepaid expenses and other current assets	(19,665)	(102,210)	(143,875)
Accounts payable	4,854,478	325,201	5,179,679
Accrued expenses	225,056	16,593	242,925
Cash provided by operating activities	4,287,987	56,139	4,216,279
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchases of fixed assets	(17,285,443)	(683,113)	(18,065,556)
Cash used in investing activities	(17,285,443)	(683,113)	(18,065,556)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash proceeds from additional paid-in capital	1,446,237	179,300	1,891,076
Principal payments on long-term debt	(451,765)	-	(451,765)
Proceeds from long-term debt	7,593,675	5,000,000	12,593,675
Cash provided by financing activities	8,588,147	5,179,300	14,032,986
NET (DECREASE) INCREASE IN CASH	(4,409,309)	4,552,326	183,709
CASH AT BEGINNING OF YEAR	4,593,018	40,692	-
CASH AT END OF YEAR	$183,709	$4,593,018	$183,709
SUPPLEMENTAL INFORMATION:
Cash paid for interest	$82,153	$8,752	$119,057
Cash paid for taxes	$-	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued in exchange for land	$-	$-	$1,728,214

See auditor's report and accompanying notes to financial statements.

LILY GROUP, INC.
(A Mining Company in the Exploratory Stage)
Notes to Financial Statements
December 31, 2011 and 2010

Note 1 - Background Summary

Lily Group, Inc. (the “Company”) is an Indiana S-Corporation. The Company was formed on August 27, 2008 by exchanging 30,000,000 shares of common stock for land which was valued at $1,758,214 at the date of the exchange. Operations are devoted primarily to raising capital and construction of the coal mine, which is known as the Landree Mine located in Green County, Indiana.

Note 2 - Liquidity

These financial statements have been prepared on a going concern basis. To date, the Company has not generated significant revenues from operations and has incurred losses since inception, resulting in an accumulated deficit during the exploration state of $1,089,662 as of December 31, 2011. Further losses are anticipated as the Company continues to be in the exploration stage. The Company’s ability to continue operations depends upon its ability to generate profitable operations in the future and/or to raise additional funds through equity or debt financing. Since inception, the Company has raised approximately $12,500,000 in cash through the issuance of debt and equity instruments which has been used primarily to provide operating funds and acquire mineral interests and property and equipment. There is no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the Company or at all. If the Company cannot obtain needed funds for implementing their mining plan after completion of the feasibility study, the Company may be forced to curtail or cease all activities. Equity financing, if available may result in substantial dilution to existing stockholders. All of these factors cause substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue as a going concern

Note 3 - Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid debt securities purchased with an original maturity of three months or less to be cash and cash equivalents.

LILY GROUP, INC.
(A Mining Company in the Exploratory Stage)
Notes to Financial Statements
December 31, 2011 and 2010

Note 3 - Significant Accounting Policies, continued

Coal Properties

Coal properties are recorded at cost. Interest costs applicable to major asset additions are capitalized during the construction period. Expenditures that extend the useful lives or increase the productivity of the assets are capitalized. The cost of maintenance and repairs that do not extend the useful lives or increase the productivity of the assets are expensed as incurred. Other than land and underground mining equipment, coal properties are depreciated using the units-ofproduction method over the estimated recoverable reserves. Surface and underground mining equipment is depreciated using estimated useful lives ranging from five to twenty years. If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed for recoverability. If this review indicates that the carrying value of the asset will not be recoverable through estimated undiscounted future net cash flows related to the asset over its remaining life, then an impairment loss is recognized by reducing the carrying value of the asset to its estimated fair value.

Mine Development

General prospecting cost are expensed as incurred until mineral interests are determined to have proved and probable reserves. Upon these determinations, costs of developing new coal mines, including asset retirement obligation assets, or significantly expanding the capacity of existing mines, are capitalized and amortized using the units-of-production method over estimated recoverable (proved and probable) reserves. As of December 31, 2011 and 2010, the Company determined that its sole mining interest did have proved and probable reserves. Also during 2011, the Company sold approximately $900,000 in surface level coal which is incidental to the primary proved and probable reserves. Since the Company is in the exploratory stage, these sales have been recorded as a reduction of costs incurred during 2011. At December 31, 2011, the Company is still in the process of reaching these reserves and has not commenced primary operations.

Impairment of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment at least annually, or more often when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. For the years ended December 31, 2011 and 2010, no impairment charges were recorded.

LILY GROUP, INC.
(A Mining Company in the Exploratory Stage)
Notes to Financial Statements
December 31, 2011 and 2010

Note 3 - Significant Accounting Policies, continued

Asset Retirement Obligations (ARO) - Reclamation

At the time they are incurred, legal obligations associated with the retirement of long-lived assets are reflected at their estimated fair value, with a corresponding charge to mine development. Obligations are typically incurred when the Company commences development of underground mines, and include reclamation of support facilities, refuse areas and slurry ponds.

Obligations are reflected at the present value of their future cash flows. The Company reflects accretion of the obligations for the period from the date they are incurred through the date they are extinguished. The asset retirement obligation assets are amortized using the units-ofproduction method over estimated recoverable (proved and probable) reserves. The Company used a 6% discount rate. Federal and state laws require that mines be reclaimed to their previous condition in accordance with specific standards and approved reclamation plans, as outlined in mining permits. Activities include reclamation of pit and support acreage at surface mines, sealing portals at underground mines, and reclamation of refuse areas and slurry ponds. The Company assesses the ARO at least annually and reflects revisions for permit changes, changes in the estimated reclamation costs and changes in the estimated timing of such costs.

The table below reflects the changes to the ARO:

	December 31,
	2011	2010
Balance, beginning of year	$-	$-
Additions	907,078	$-
Accretion	27,212	$-
Balance, end of year	$934,290	$-

Fair Value

The carrying amounts reported for cash, prepaid assets, accounts payable and all accrued liabilities approximate fair value because of the immediate, short-term maturity of these financial instruments. The carrying value of all notes payable approximates fair value at December 31, 2011 and 2010.

LILY GROUP, INC.
(A Mining Company in the Exploratory Stage)
Notes to Financial Statements
December 31, 2011 and 2010

Note 3 - Significant Accounting Policies, continued

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash deposits with financial institutions. The Company periodically evaluates the creditworthiness of financial institutions and maintains cash accounts only with major financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts. On occasion, the Company may have cash in banks in excess of federally insured amounts. The Company believes that credit risk associated with cash is remote.

Income Taxes

The Company elected to be taxed under the provisions of subchapter S of the Internal Revenue Code and comparable state regulations. Under these provisions, the Company does not pay federal or state corporation income taxes on its taxable income. Instead, the shareholder reports taxable income on a personal income tax return.

Net Loss per Common Share

Basic loss per share is computed by dividing income available to common stockholders by the weighted-average number of shares outstanding during the period. Diluted earnings per share reflect the potential of securities that could share in the Company’s earnings. As of December 31, 2011 and 2010, the Company had no other dilutive instruments outstanding.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual amounts could differ from those estimates. The most significant estimates included in the preparation of the financial statements are:

● Asset retirement obligation
● The carrying value of coal reserves
● Useful lives of depreciable equipment

LILY GROUP, INC.
(A Mining Company in the Exploratory Stage)
Notes to Financial Statements
December 31, 2011 and 2010

Note 3 - Significant Accounting Policies, continued

New Accounting Standards

Accounting standards-setting organizations frequently issue new or revised accounting rules. Effective July 1, 2009, the FASB Accounting Standards Codification (―ASC‖) Topic 105, Generally Accepted Accounting Principles, became the single source for authoritative nongovernmental U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The ASC does not change U.S. GAAP but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820), which requires reporting entities to make new disclosures about recurring or nonrecurring fair value measurements including significant transfers into and out of Level 1 and Level 2 fair value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. ASU 2010-6 is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. The Company does not have any assets or liabilities classified as Level 3. The Company has adopted the Level 1 and Level 2 amendments accordingly. As the update only pertained to disclosures, it had no impact on the Company’s financial position, results of operations, or cash flows upon adoption.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events, and Amendment to Certain Recognition and Disclosure Requirements, to remove the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events. This change removes potential conflicts with current SEC guidance and clarifies the intended scope of the reissuance disclosure provisions. The update was effective upon its date of issuance, February 24, 2010, and the Company adopted the amendment accordingly. As the update only pertained to disclosures, it had no impact on the Company’s financial position, results of operations, or cash flows upon adoption.

LILY GROUP, INC.
(A Mining Company in the Exploratory Stage)
Notes to Financial Statements
December 31, 2011 and 2010

Note 3 - Significant Accounting Policies, continued

In August 2010, the FASB issued ASU 2010-21, Accounting for Technical Amendments to Various SEC Rules and Schedules—Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of ―Financial Reporting Policies" (―ASU 2010-21").The ASU reflects changes made by the SEC in Final Rulemaking Release No. 33-9026, which was issued in April 2009 and amended SEC requirements in Regulation S-X (17 CFR 210.1-01 et seq.) and Regulation S-K ( 17 CFR 229.10 et seq.) and made changes to financial reporting requirements in response to the FASB's issuance of SFAS No. 141(R), Business Combinations (―ASC 805"), and SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 ( ―ASC 810"). The provisions of ASU 2010-21 did not have a material impact on the financial statements.

In May 2011, the FASB issued ASU 2011-04, ―Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRSs (Topic 820) (―ASU 2011- 04"). ASU 2011-04 results in common fair value measurements and disclosures between U.S. GAAP and International Financial Reporting Standards. This guidance includes amendments that clarify the intent about the application of existing fair value measurements and disclosures, while other amendments change a principle or requirement for fair value measurements or disclosures. This guidance is effective prospectively for interim and annual periods beginning after December 15, 2011, and early application is not permitted. The provisions of ASU 2011-04 did not have a material impact on the Company’s financial position and results of operations.

In December 2011, the FASB issued ASU 2011-11, ―Disclosures about offsetting Assets and Liabilities" requiring additional disclosure about offsetting and related arrangements. ASU 2011- 11 is effective retrospectively, for annual reporting periods beginning on or after January 1, 2013. The adoption of ASU 2011-11 will not impact the Company’s future financial position, results of operation or liquidity.

LILY GROUP, INC.
(A Mining Company in the Exploratory Stage)
Notes to Financial Statements
December 31, 2011 and 2010

Note 4 – Property and Equipment Property and equipment consisted of the following:

	December 31,
	2011	2010
Plant and mining equipment	$3,690,698	$25,600
Buildings	4,766,136	8,000
Mine development	12,171,245	2,474,727
Vehicles and other	72,769	-
	20,700,848	2,508,327
Less accumulated depletion and depreciation	-	-
Total property and equipment, net	$20,700,848	$2,508,327

As an exploratory stage company, the Company has not recorded any depletion or depreciation expense for the years ended December 31, 2011 or 2010.

Note 5 - Debt

Long-term debt consisted of the following:

	December 31,
	2011	2010
Notes payable – Bank of Indiana	$5,145,366	$5,000,000
Notes payable - VHGI	5,242,766
Note payable – Citizens Bank	1,579,527	-

equipment bearing interest at 4.5%, maturing on September 1, 2012.	142,185	-

of an automobile. Bears interest at 5.3% and matures on August 28, 2014.	10,615	-

purchase of an automobile. Bears interest at 5.5% and matures on August 28, 2014.	21,451	-
Total debt	$12,141,910	$5,000,000
Less: current maturities	(12,121,241)	-
Total long-term debt	$20,669	$5,000,000

LILY GROUP, INC.
(A Mining Company in the Exploratory Stage)
Notes to Financial Statements
December 31, 2011 and 2010

Note 5 – Debt, continued

Notes Payable – Bank of Indiana

In December 2010, the Company entered into a Commercial Loan Agreement ("BI Agreement A") with Bank of Indiana. BI Agreement A provided for a term note in the amount of $5,000,000 bearing interest at the Prime Rate plus 2.75% with monthly principal and interest payments of $55,510 until the maturity date of December 2020. The interest rate at December 31, 2011 was 6.0%. The note is collateralized by substantially all the assets of the Company. As of December 31, 2011, the outstanding balance on the term note totaled $4,645,366.

In July 2011, the Company entered into an additional Commercial Loan Agreement ("BI Agreement B") with Bank of Indiana. BI Agreement B provided for a term note in the amount of $500,000 bearing interest at 7.5%, payable monthly with a lump sum payment of principal due December 2011. The note is collateralized by substantially all the assets of the Company. As of December 31, 2011, the outstanding balance on the term note totaled $500,000.

The Company was subject to various negative, affirmative and financial covenants in which the Company was not in compliance with at December 31, 2011. Both term notes have been classified as current in the accompanying balance sheet at December 31, 2011.

Notes Payable – VHGI

The Company entered into several notes payable with VHGI, Inc. during 2011. In February 2012, VHGI, Inc. acquired 100% of the outstanding common stock of the Company. Concurrent with this transaction, the notes payable with VHGI, Inc. were extinguished in their entirety. The balance for the VHGI notes payable at December 31, 2011 was $5,242,766. These notes bore interest at 10.0%.

Notes Payable – Citizens Bank

In August 2011, the Company entered into two separate Commercial Security Agreements ("CB Agreement A" and "CB Agreement B") with Citizens National Bank of Paris. CB Agreement A provided for a term note in the amount of $925,500 bearing interest at 6.0%, payable monthly and maturing in August 2021. The term note is collateralized by substantially all the assets of the Company. As of December 31, 2011, the outstanding balance on the term note totaled $912,777.

CB Agreement B provided for a term note in the amount of $666,750 bearing interest at 6.0%, payable monthly with a lump sum payment of principal due December 2011. The note is collateralized by substantially all the assets of the Company. As of December 31, 2011, the outstanding balance on the term note totaled $666,750.

LILY GROUP, INC.
(A Mining Company in the Exploratory Stage)
Notes to Financial Statements
December 31, 2011 and 2010

Note 5 – Debt, continued

The Company was subject to various negative, affirmative and financial covenants in which the Company was not in compliance with at December 31, 2011. Both term notes have been classified as current in the accompanying balance sheet at December 31, 2011.

Future maturities of long-term debt are as follows at December 31, 2011:

Year Ending December 31:
2012	$12,121,241
2013	12,910
2014	7,760
Total	$12,141,910

Note 6 - Commitments and Contingencies

The Company has a lease for the mineral rights for its mining properties in Sullivan and Greene counties. The lease term commenced on January 1, 2011 and expires on December 31, 2015. The Company has the right to extend this agreement for two, additional five year periods. At December 31, 2011, management was unable to estimate future amounts due under this obligation.

In the ordinary course of conducting business, the Company may be subject to loss contingencies including possible disputes or lawsuits. Management believes that the outcome of such contingencies will not have a material impact on the Company’s financial position or results of future operations.

Note 7 - Subsequent Events

The Company has evaluated all activity and concluded that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements, except as disclosed below:

VHGI Holdings, Inc. Acquisition

On February 22, 2012, the shareholder of the Company entered into a stock purchase agreement with VHGI Holdings, Inc. to sell 100% of the common stock of the Company to VHGI Holdings, Inc.